EXHIBIT 99.1

PRESS RELEASE

LIXTE BIOTECHNOLOGY HOLDINGS, INC. ANNOUNCES EXCLUSIVE LICENSING OF THEIR LEAD ANTI-CANCER COMPOUND LB-100 FOR POTENTIAL TREATMENT OF HEPATOCELLULAR CARCINOMA IN ASIA TO TAIPEI MEDICAL UNIVERSITY

East Setauket, New York, December 30, 2015 - Lixte Biotechnology Holdings, Inc. (OTCQB: LIXT) announced today that it has granted an exclusive license of its lead anti-cancer compound, LB-100, for treatment of hepatocellular carcinoma (HCC) in Asia to Taipei Medical University (TMU). LB-100 is not currently approved for treatment of HCC. Under the license, Taipei Medical University will determine the effectiveness of LB-100 against HCC in clinical trials conducted in compliance with both Taiwanese and American regulatory requirements. TMU will pay milestone and royalty payments to Lixte. Both parties recognize that development of improved therapy for HCC has been very challenging and that success cannot be guaranteed.

John S. Kovach M.D., founder and president of Lixte, said “LB-100 is a novel small molecule that in preclinical studies has activity against a number of different cancer types alone and, most prominently, in combination with cytotoxic drugs, including some known to be active against hepatocellular carcinoma. We welcome an opportunity to work with an outstanding group of investigators in Taiwan to assess the value of LB-100 against this all-too-common and devastating cancer.”

HCC is the fifth most common cancer and third most common cause of cancer deaths worldwide, with the majority of those deaths in Asia. The World Cancer Research Fund International reported that 782,000 new cases were diagnosed in 2012 worldwide. There are approximately 35,000 new cases and 24,000 deaths from HCC annually in the US according to the National Cancer Institute.

Taipei Medical University has nine colleges, thirteen undergraduate schools, fifteen graduate institutes, as well as three affiliated hospitals with approximately three thousand beds. TMU is one of the largest health care systems in Taipei, providing teaching, research and clinical services. In 2012 they established the Taipei Cancer Center, the first world-class cancer center in Taiwan, combining cancer research, training and clinical treatment, dedicated to providing the full spectrum of services for adult and pediatric oncology.

About Lixte Biotechnology Holdings, Inc.

Lixte is a drug discovery company that uses biomarker technology to identify enzyme targets associated with serious common diseases and then design novel compounds to attack those targets. Lixte’s product pipeline encompasses two major categories of compounds at various stages of pre-clinical and clinical development that the Company believes have broad therapeutic potential not only for cancer but also for other debilitating and life-threatening diseases. Lixte’s unique phosphatase inhibitor, LB-100, is in a Phase I clinical trial at two NCI designated Comprehensive Cancer Centers and three US Oncology Research sites (see ClinicalTrials.gov: Identifier NCTO1837667).

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash, research results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the Company’s filings with the United States Securities and Exchange Commission at http://www.sec.gov/edgar.shtml.

Additional information on the Company is available at www.lixte.com.

Corporate Contact:

Eric J. Forman, Esq.

646-894-3135

eforman@lixte.com

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